EXHIBIT 10.2

                           PURCHASE AND SALE CONTRACT

        THIS PURCHASE AND SALE CONTRACT (the "Contract") is entered into effective the 12th day of July, 1996 by and between JOHN D. ROSS and ROSEMARY ROSS, each an individual residing in Sacramento, California (collectively, the "Seller") and CONSOLIDATED GRAPHICS PROPERTIES II, INC., a Texas corporation (the "Purchaser").

                                    ARTICLE 1
                                SALE AND PURCHASE

        SECTION 1.1 Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller all of the real property described on EXHIBIT "A" attached hereto and made a part hereof (hereinafter called the "Property"), together with (i) all improvements thereon and fixtures affixed thereto, and (ii) all right, title and interest of Seller in and to any and all roads, easements, streets and ways bounding the Property, and rights of ingress and egress thereto.

                                    ARTICLE 2
                          CONSIDERATION FOR CONVEYANCE

        SECTION 2.1 As an inducement for Purchaser to enter into that certain Asset Purchase Agreement dated of even date with this Contract, Seller agrees to enter into this Contract and to sell the Property for a sum of FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) ("Purchase Price"), which shall be due and payable by Purchaser in cash at the Closing (hereinafter defined).

                                    ARTICLE 3
                                  TITLE POLICY

        SECTION 3.1 At Closing, Seller shall furnish Purchaser, at Purchaser's sole cost and expense, with an Owner's Policy of Title Insurance on the standard form in use in the State of California, issued by a Title Insurance Company satisfactory to Purchaser, insuring good and indefeasible title to the Property in the Purchaser, subject only to those recorded exceptions deemed acceptable to Purchaser in Purchaser's sole discretion (collectively, "Permitted Exceptions") and the standard printed exceptions, except that (i) the exception relating to ad valorem taxes shall except only to taxes owing for the current and subsequent years, and (ii) there shall be no general exception for rights of parties in possession, visible and apparent easements, or roads and highways except as may be approved by Purchaser. Other costs of escrow shall be split between the Buyer and Purchaser.

        SECTION 3.2 Simultaneously with the execution of this Contract, Seller shall deliver to Purchaser copies of any and all engineering reports, inspection reports, notices or other materials in Seller's possession or control regarding or evidencing the presence, or lack thereof, on the Property or released from the Property of any hazardous waste (as hereinafter defined).


PURCHASE AND SALE CONTRACT - Page 1

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        SECTION 4.1 Seller represents and warrants to Purchaser that:

               (a)    Seller has good and indefeasible title to the Property.

               (b) Seller has no knowledge of any condemnation proceedings having been instituted or threatened against the Property.

               (c) Except as disclosed in Schedule 1 attached hereto and that certain environmental report from Continental Excavating Corp., dated April 16, 1990 (collectively, "Environmental Disclosures"), there has been no application, use, treatment, production, generation, discharge, disposal, or storage on, from, or on to the Property of any "hazardous waste" as that term is defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Resources, Compensation and Liability Act, the regulations issued pursuant thereto by the Environmental Protection Agency ("EPA"), and/or other similar laws, ordinances, rules and regulations of the State of California and any governmental or quasi-governmental bodies of the State of California, and there is no proceeding or inquiry threatened or pending by any Governmental Authority with respect thereto.

               (d) Except as disclosed in the Environmental Disclosures, there are no underground storage tanks situated within the Property.

               (e) Except as disclosed in the schedules to the Asset Purchase Agreement dated as of July 12, 1996 (the "Purchase Agreement") among Seller, Consolidated Graphics, Inc. and Consolidated Eagle Press, Inc., Seller has received no notice of, nor has Seller any knowledge of, any violations of any federal, state, county or municipal laws, ordinances, orders, regulations or requirements affecting the Property or any portion thereof.

               (f) There is no action, suit or proceeding pending or threatened against or affecting the Property or any portion thereof or relating to or arising out of the ownership or use of the Property or any portion thereof in any court or before or by any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality.

               (g) There are no adverse or other parties in possession of the Property.

               (h) Except as disclosed in the schedules to the Purchase Agreement, Seller has neither taken any action nor failed to take any action with respect to the Property or having an affect on the Property which has or could result in a violation of any applicable federal and/or state securities laws.

PURCHASE AND SALE CONTRACT - Page 2

               (i) At Closing, there will be no unpaid bills or claims in connection with any work on the Property.

               (j) Neither the entering into of this Contract nor the consummation of the transaction contemplated hereby will constitute a violation or breach by Seller of any contract or other instrument to which Seller is a party, or to which it is subject or by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority affecting Seller.

               (k) Seller shall deliver the Property to Purchaser at the Closing free and clear of any indebtedness secured by liens affecting the Property except as referred to in Section 3.1.

               (l) Seller shall take no action or fail to take any action between the date of execution hereof and the Closing which would or could result in any lien, encumbrance or other exception to Seller's title arising or attaching to the Property.

               (m) The Property presently has or will have prior to Closing, direct access to a public road or roads which abut the Property and such roads are or shall be under the same local governmental jurisdiction which provides fire and police protection to the Property.

               (n) Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1954 ("IRC"), i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the IRC and Income Tax Regulations).

        SECTION 4.2 The representations and warranties contained in Section 4.1 shall be true and correct on the date of Closing and shall survive the Closing and continue in full force and effect notwithstanding the Closing and consummation of the sale contracted for herein, and the obligation of Purchaser to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the date of Closing.

                                    ARTICLE 5
                                     CLOSING

        SECTION 5.1 The Closing hereunder shall take place on July ___, 1996, at the offices of Stewart Title of Sacramento, 555 Capitol Mall, Suite 280, Sacramento, CA 95814, at ________ a.m., or at such other place or time upon which Purchaser and Seller may mutually agree in writing.

        SECTION 5.2 At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, each of the following items:

PURCHASE AND SALE CONTRACT - Page 3

               (a) A grant deed, duly executed and acknowledged by Seller, and in form for recording, conveying good, indefeasible fee simple title in the Property, subject only to the Permitted Exceptions.

               (b) The Title Policy in the form specified in Section 3.1 hereof or, at Purchaser's option, the title policy premium as provided for in
        Section 3.2 hereof.

               (c) Such evidence or documents as may be reasonably required by Purchaser evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

               (d) A Certification in a form to be provided or approved by Purchaser, signed by Seller under penalties of perjury, containing the following:

                      (i) Seller's U.S. Taxpayer Identification Number;

                     (ii) The business address of Seller; and

                    (iii) A statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the IRC (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the IRC and Income Tax Regulations)).

        In the event that Seller fails to deliver such Certification at Closing or Seller delivers such Certification but Purchaser has actual knowledge that such Certification is false or Purchaser receives notice that the Certification is false from any agent of the Purchaser or the Seller, Purchaser shall be entitled to withhold from the Purchase Price a sum equal to ten percent (10%) of the total amount which otherwise would have been realized by Seller from such sale, which sum will be paid by Purchaser to the United States Treasury pursuant to the requirements of
        Section 1445 of the IRC and the regulations promulgated thereunder.

               (e) All additional documents and instruments as in the opinion of Purchaser's counsel and Seller's counsel are necessary to the proper consummation of this transaction.

        SECTION 5.3 At the Closing, Purchaser shall deliver to Seller the following items:

               (a) The Purchase Price required by and in the manner specified in
        Section 2.1 hereof; and

               (b) Such evidence or documents as may reasonably be required by Seller evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the sale of the Property.

PURCHASE AND SALE CONTRACT - Page 4

        SECTION 5.4 At Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

               (a) Ad valorem taxes for the Property for the current calendar year shall be prorated to date of Closing, and Seller shall pay to Purchaser in cash at Closing, Seller's pro rata portion of such taxes. Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year. If, for any reason, ad valorem taxes for the current calendar year have not been assessed on the Property, such proration shall be estimated based upon ad valorem taxes for the immediately preceding calendar year, and adjusted when exact amounts are available.

               (b) All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, and all other normal operating charges of the Property shall be prorated at the Closing effective as of the Closing Date.

               (c) In the event any adjustments pursuant to this Section 5.4 are, subsequent to Closing, found to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten (10) days from receipt of the invoice.

        SECTION 5.5 Possession of the Property shall be delivered to Purchaser by Seller at the Closing.

        SECTION 5.6 All costs and expenses in connection with the transaction contemplated by this Contract shall be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of real property similar to the Property in the Sacramento, California area.

        SECTION 5.7 SELLER AGREES TO INDEMNIFY AND HOLD PURCHASER HARMLESS OF AND FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS AND EXPENSES, OF ANY KIND OR NATURE (EXCEPT THOSE ITEMS WHICH BY THIS CONTRACT SPECIFICALLY BECOME THE OBLIGATION OF PURCHASER) ARISING OR ACCRUING PRIOR TO THE DATE OF CLOSING AND WHICH ARE IN ANY WAY RELATED TO THE OWNERSHIP, MAINTENANCE OR OPERATION OF THE PROPERTY, AND ALL EXPENSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS' FEES.

        SECTION 5.8 PURCHASER AGREES TO INDEMNIFY AND HOLD SELLER HARMLESS OF AND FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS AND EXPENSES, OF ANY KIND OR NATURE (EXCEPT THOSE ITEMS WHICH BY THIS CONTRACT SPECIFICALLY REMAIN THE OBLIGATION OF SELLER) ARISING OR ACCRUING SUBSEQUENT TO THE DATE OF CLOSING AND WHICH ARE IN ANY WAY RELATED TO THE OWNERSHIP, MAINTENANCE OR OPERATION OF THE PROPERTY, AND ALL EXPENSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS' FEES.

        SECTION 5.9 In the event either party hereto receives notice of a claim or demand which results or may result in indemnification pursuant to Section 5.7 or Section 5.8, such party shall immediately give notice thereof to the other party to this Contract. The party receiving such

PURCHASE AND SALE CONTRACT - Page 5

notice shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of his own choosing. In the event the party receiving such notice fails to properly and effectively defend such claim, and in the event such party is liable therefor, then the party so giving such notice may defend such claim at the expense of the party receiving such notice.

                                    ARTICLE 6
                              OCCUPANCY OF PROPERTY

        SECTION 6.1 In further consideration of the agreement of Purchaser to purchase the Property for the Purchase Price, Seller grants Purchaser an exclusive right to occupy and use the Property for Purchaser's operations from the date of this Agreement to the date of Closing.

                                    ARTICLE 7
                              REMEDIES FOR DEFAULT

        SECTION 7.1 In the event of a default by Purchaser hereunder, Seller may, at Seller's sole option, do any of the following:

               (a) terminate this Contract by written notice delivered to Purchaser at or prior to the Closing; and/or

               (b) enforce specific performance of this Contract against Purchaser; and/or

               (c) in addition to and not to the exclusion of any other remedy at law or in equity available to Seller, including the remedies in subparagraphs (a) and (b) immediately above, bring an action against Purchaser for actual compensatory damages.

        SECTION 7.2 Seller shall be in default hereunder upon the occurrence of any one or more of the following events: (i) any of Seller's warranties or representations set forth herein are untrue or inaccurate in any respect; or
(ii) Seller shall fail to meet, comply with or perform any covenant, agreement, or obligation within the time limits and in the manner required in this Contract.

In the event of a default by Seller hereunder, Purchaser may, at Purchaser's sole option, do any of the following:

               (a) terminate this Contract by written notice delivered to Seller at or prior to the Closing; and/or

               (b) enforce specific performance of this Contract against Seller; and/or

               (c) in addition to and not to the exclusion of any other remedy at law or in equity available to Purchaser, including the remedies in subparagraphs (a) and (b) immediately above, bring an action against Seller for actual compensatory damages.

PURCHASE AND SALE CONTRACT - Page 6

                                    ARTICLE 8
                                  MISCELLANEOUS

        SECTION 8.1 All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by Seller to Purchaser or by Purchaser to Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Article 6. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be effective when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed, if to Purchaser, as follows:

                             Consolidated Graphics Properties II, Inc.
                             2210 West Dallas Street
                             Houston, Texas  77019
                             Attention:  Joe R. Davis

     With copy to:           R. Clyde Parker, Jr., Esq.
                             Winstead Sechrest & Minick P.C.
                             910 Travis Street
                             Suite 1700
                             Houston, Texas  77002-5895

and addressed, if to Seller, as follows:

                             Eagle Press
                             8111 37th Avenue
                             Sacramento, California 95824
                             Attention:  John Ross

     With copy to:           Nancy C. Miller
                             Hyde, Miller & Owen
                             428 J Street, Suite 400
                             Sacramento, California 95814

Either party hereto may change the address for notice specified above by giving the other party ten (10) days advance written notice of such change of address.

        SECTION 8.2 Any representation, warranty, covenant or agreement herein of either party to this Contract, whether to be performed before or after the time of Closing, shall not be deemed to be merged into or waived by the instruments of Closing, but shall expressly survive Closing and shall be binding upon the party obligated thereby.

        SECTION 8.3 This Contract may be assigned by Purchaser to any person, firm, corporation or other entity which Purchaser may, at its sole discretion, choose, and shall be

PURCHASE AND SALE CONTRACT - Page 7

binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators and assigns.

        SECTION 8.4 This Contract shall be construed and interpreted in accordance with the laws of the State of California and the obligations of the parties hereto are and shall be performable in the county wherein the Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns."

        SECTION 8.5 This Contract may not be modified or amended, except by an agreement in writing signed by Seller and Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

        SECTION 8.6 Each person executing this Contract warrants and represents that he is fully authorized to do so.

        SECTION 8.7 Time is of the essence of this Contract.

        SECTION 8.8 In the event it becomes necessary for either party hereto to file a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such suit.

        SECTION 8.9 The descriptive headings of the several Articles, Sections and Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        SECTION 8.10 The Asset Purchase Agreement dated as of July _____, 1996 (the "Agreement") among Consolidated Graphics, Inc., Consolidated Eagle Press, Inc. and John Ross, and this Contract, including the Exhibit hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract or the Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract.

        SECTION 8.11 Numerous copies of this Contract have been executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.

PURCHASE AND SALE CONTRACT - Page 8

        EXECUTED on this the ______ day of July, 1996, by Purchaser.


                                            CONSOLIDATED GRAPHICS PROPERTIES II,
                                            INC., a Texas corporation


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


        EXECUTED on this the ______ day of July, 1996, by Seller.



                                            ____________________________________
                                            JOHN D. ROSS



                                            ____________________________________
                                            ROSEMARY ROSS


PURCHASE AND SALE CONTRACT - Page 9

                                   EXHIBIT "A"

                              PROPERTY DESCRIPTION

Lots 10 and 11, as shown on the "Plat of Fuller Industrial Park", recorded in Book 58 of Maps, Map No. 1, records of said County.

EXHIBIT "A", Property Description - Solo Page